UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	March 14, 2017

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 2.02    Results of Operations and Financial Condition.

On March 16, 2017, AmTrust Financial Services, Inc. (the “Company”) issued a press release providing, among other things, an update on the timing of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”). A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is furnished as Exhibit 99.1 to this report.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2017, in connection with the preparation and audit of the financial statements to be included in the 2016 Form 10-K, the Audit Committee of the Board of Directors of the Company, in consultation with management, concluded that the Company’s previously issued consolidated financial statements for 2014 and 2015 (including for each of the four quarters of 2015) as well as for the first three quarters of 2016 should be restated and should no longer be relied upon because of certain accounting errors contained in such financial statements. In addition, the Company’s earnings and press releases and similar communications, to the extent that they relate to the periods covered by these financial statements, as well as the Company’s fourth quarter and fiscal 2016 earnings release dated February 27, 2017, should no longer be relied upon. Additionally, the reports of BDO USA, LLP ("BDO") on the Company's consolidated financial statements for 2014 and 2015, including its opinion on the effectiveness of internal controls over financial reporting for such periods, likewise should no longer be relied upon. The Company will include certain restated financial statements and financial information with respect to all affected periods in its 2016 Form 10-K to be filed with the SEC. These financial statements will also include certain updates to the information for the Company’s fourth quarter and fiscal 2016 previously disclosed in its February 27, 2017 earnings release.

The Company’s management and Audit Committee discussed the matters relating to the restatement of the Company’s previously issued quarterly financial statements for the second and third quarters of 2016 with KPMG LLP, the Company’s current independent registered public accounting firm, and matters relating to the restatement of the Company’s previously issued consolidated financial statements for 2014, 2015 (including for each of the four quarters of 2015) and the first quarter of 2016 with BDO, the Company’s former independent registered public accounting firm.

The Company is restating its financial statements and related disclosures primarily to correct two errors reported in its historical consolidated financial statements. These errors relate to: (1) upfront recognition of a portion of warranty contract revenue associated with administration services, based on the interpretation of ASC 605, Revenue Recognition, used in the previously filed financial statements related to multiple-element revenue recognition, instead of deferring recognition of the revenue over the life of the contract; and (2) bonuses that were expensed in the year paid but that should have been accrued in the year earned based on ASC 710, Compensation, and ASC 270, Interim Reporting. The first error will be reflected entirely within the results of operations for our Specialty Risk and Extended Warranty segment, while the second error will be reflected within the results of operations of all of our segments. The Company will also make other miscellaneous adjustments that had been previously identified but not corrected because they were not material, individually or in the aggregate, to its previously issued consolidated financial statements. In addition, the Company expects to have certain other non-cash corrections related to deferred acquisition costs and the capitalization of software development costs in 2016.

The Company intends to file the 2016 Form 10-K as soon as practicable. Due to the additional time required to address the issues described above, however, the Company’s filing of the 2016 Form 10-K will be delayed.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	March 16, 2017

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary